UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005 (March 11, 2005)

BOSTON LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

20 Newbury Street, 5th Floor, Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 425-0200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 11, 2005, in connection with the cancellation and regrant of options to purchase shares of the common stock of Boston Life Sciences, Inc. a Delaware corporation (the “Company”) (discussed in Item 8.01 below), the Company’s Board of Directors approved the execution of stock option agreements (representing regranted stock options to each of the following executive officers of the Company) with respect to options to purchase shares of the Company’s common stock in the following amounts:

Name	Number of Shares
Marc E. Lanser	175,605
Joseph P. Hernon	113,527

In addition to the cancellation and regrant of options, on March 11, 2005, the Company’s Board of Directors approved the execution of stock option agreements with each of the following directors and executive officers of the Company with respect to options to purchase shares of the Company’s common stock in the following amounts:

Name	Number of Shares
Peter G. Savas	200,000
Robert S. Langer, Jr.	36,000
Michael J. Mullen	35,417
John T. Preston	35,417
Mark J. Pykett	100,000
Joseph P. Hernon	20,000

All options described in this Item 1.01 were granted under the Company’s Amended and Restated Omnibus Stock Option Plan (the “Omnibus Plan”), the Company’s 1998 Omnibus Stock Option Plan (the “1998 Plan”) and the Company’s Amended and Restated 1990 Non-Employee Directors’ Non Qualified Stock Option Plan, with the following terms: (i) an exercise price equal to the fair market value on the grant date which was the last sale price on March 11, 2005, or $2.31 per share; (ii) a ten-year duration; and (iii) 33% vesting on the date of grant with the remaining 67% vesting thereafter in 36 equal monthly installments.

Item 1.02. Termination of a Material Definitive Agreement.

On March 11, 2005, in connection with the cancellation and regrant of options to purchase shares of the common stock of the Company (discussed in Item 8.01 below), the

Company’s Board of Directors approved the cancellation of stock option agreements with each of the following executive officers of the Company and with respect to options to purchase the following number of shares of the Company’s common stock:

Name	Number of Shares
Marc E. Lanser	186,814
Joseph P. Hernon	120,773

Item 8.01. Other Events.

On March 11, 2005, the Company’s Board of Directors approved the cancellation of options to purchase an aggregate of 483,787 shares of the Company’s common stock and the regrant of options to purchase an aggregate of 454,760 shares of the Company’s common stock. With the exception of Marc E. Lanser and Joseph P. Hernon, no executive officer or member of the Company’s Board of Directors participated in the cancellation and regrant of options.

The per share exercise prices of the cancelled options ranged from $3.75 to $39.06, with a weighted average exercise price of $11.89. The aggregate number of stock options outstanding after such cancellation and regrant of options was reduced by approximately 6%.

These cancellations and regrants were effected under the Omnibus Plan and the 1998 Plan, each of which expressly permits option exchanges. Each of the regranted options contain the following terms: (i) an exercise price equal to the fair market value on the grant date which was the last sale price on March 11, 2005, or $2.31 per share; (ii) a ten-year duration; and (iii) 33% vesting on the date of grant with the remaining 67% vesting thereafter in 36 equal monthly installments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Life Sciences, Inc.

Date: March 17, 2005	By:	/s/ Joseph Hernon
Joseph Hernon
Chief Financial Officer and Secretary